Filed Pursuant to Rule 424(b)(5)
Registration No. 333-273034

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated August 14, 2023)

1,700,000 Shares

Common Stock

We are offering 1,700,000 shares of our common stock. Our common stock is listed on the Nasdaq Global Select Market under the symbol “CRMT.”

You should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before you invest.

Investing in our common stock involves a high degree of risk. Please see “Risk Factors” beginning on page S-8 of this prospectus supplement and in the related sections noted in the accompanying prospectus and in the other documents that are incorporated by reference herein and therein for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public offering price	$43.00	$73,100,000.00
Underwriting discounts and commissions(1)	$2.22353	$3,780,001.00
Proceeds to us, before expenses	$40.77647	$69,319,999.00

(1)	We refer you to “Underwriting” beginning on page S-17 of this prospectus supplement for additional information regarding total underwriter compensation.

We have granted the underwriter an option for 30 days from the date of this prospectus supplement to purchase up to an additional 255,000 shares of our common stock. See “Underwriting” for more information.

Certain of our directors, executive officers and their affiliates have agreed to purchase 257,161 shares of common stock in this offering. These investors will pay the same price per share as all other investors in this offering and the underwriter will receive the same discount on any shares of common stock purchased by such investors as it will from any other shares of common stock sold in this offering.

The underwriter expects to deliver the shares to purchasers on or about September 20, 2024.

Sole Book-Running Manager

Jefferies

Prospectus Supplement dated September 19, 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 (File No. 333-273034) that we filed with the Securities and Exchange Commission on June 29, 2023 and was declared effective on August 14, 2023, pursuant to which we may from time to time offer various securities in one or more offerings.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and related matters and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, the information in this prospectus supplement shall control; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Unless otherwise stated or the context otherwise requires, all references to “America’s Car-Mart, Inc.,” “the Company,” “we,” “our,” “us” and similar terms refer to America’s Car-Mart, Inc. and its consolidated subsidiaries.

This prospectus supplement does not contain all of the information that is important to you. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free-writing prospectus that we authorize to be distributed to you. We have not, and the underwriter has not, authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus are not an offer to sell, nor are they seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, and any free writing prospectus that we have authorized for use in connection with this offering, is complete and accurate as of the date the information is presented, but the information may have changed since that date. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. “America’s Car-Mart, Inc.,” and our design logo used in this prospectus supplement and the accompanying prospectus are our trademarks. This prospectus supplement and the accompanying prospectus may also include other trademarks, tradenames and service marks that are the property of their respective holders. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement and the accompanying prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable holder will not assert its rights, to these trademarks and tradenames.

S-i

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering applicable to that jurisdiction.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address our future events, objectives, plans and goals, as well as our intent, beliefs and current expectations regarding future operating performance and can generally be identified by words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases. Specific events addressed by these forward-looking statements may include, but are not limited to:

•	operational infrastructure investments;
•	same dealership sales and revenue growth;
•	customer growth;
•	gross profit margin percentages;
•	gross profit per retail unit sold;
•	business acquisitions;
•	technological investments and initiatives;
•	future revenue growth;
•	receivables growth as related to revenue growth;
•	new dealership openings;
•	performance of new dealerships;
•	interest rates;
•	future credit losses;
•	our collection results, including but not limited to collections during income tax refund periods;
•	future supply and demand for used vehicles;
•	availability of used vehicle financing;
•	seasonality; and
•	our business, operating and growth strategies and expectations.

These forward-looking statements are based on our current estimates and assumptions and involve various risks and uncertainties. As a result, you are cautioned that these forward-looking statements are not guarantees of future performance, and that actual results could differ materially from those projected in these forward-looking statements. Factors that may cause actual results to differ materially from our projections include, but are not limited to:

•	general economic conditions in the markets in which we operate, including but not limited to fluctuations in gas prices, grocery prices and employment levels;
•	the availability of quality used vehicles at prices that will be affordable to our customers, including the impacts of changes in new vehicle production and sales;
•	the availability of credit facilities and access to capital through securitization financings or other sources on terms acceptable to us, and any increase in the cost of capital, to support our business;
•	our ability to underwrite and collect its contracts effectively, including whether anticipated benefits from our recently implemented loan origination system are achieved as expected or at all;
•	competition;
•	dependence on existing management;
•	ability to attract, develop, and retain qualified general managers;
•	changes in consumer finance laws or regulations, including but not limited to rules and regulations that have recently been enacted or could be enacted by federal and state governments;
•	the ability to keep pace with technological advances and changes in consumer behavior affecting our business;
•	security breaches, cyber-attacks, or fraudulent activity;
•	the ability to identify and obtain favorable locations for new or relocated dealerships at reasonable cost;
•	the ability to successfully identify, complete and integrate new acquisitions;
S-iii

•	the occurrence and impact of any adverse weather events or other natural disasters affecting our dealerships or customers; and
•	potential business and economic disruptions and uncertainty that may result from any future public health crises and any efforts to mitigate the financial impact and health risks associated with such developments.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

We are one of the largest publicly held automotive retailers in the United States focused exclusively on the “Integrated Auto Sales and Finance” segment of the used car market. Our operations are principally conducted through our two operating subsidiaries, America’s Car Mart, Inc., an Arkansas corporation (“Car-Mart of Arkansas”), and Colonial Auto Finance, Inc., an Arkansas corporation (“Colonial”). Collectively, Car-Mart of Arkansas and Colonial are referred to herein as “Car-Mart.” We primarily sell older model used vehicles and provide financing for substantially all of our customers. Many of our customers have limited financial resources and would not qualify for conventional financing as a result of limited credit histories or past credit problems. As of July 31, 2024, we operated 156 dealerships located primarily in small cities throughout the South-Central United States.

Industry Overview

Used Car Sales. The market for used car sales in the United States is significant, comprising approximately 62% of U.S. car sales in 2023. Used car retail sales typically occur through franchised new car dealerships that sell used cars or independent used car dealerships. We operate in the Integrated Auto Sales and Finance segment of the independent used car sales and finance market. Integrated Auto Sales and Finance dealers sell and finance used cars to individuals who often have limited credit histories or past credit problems. Integrated Auto Sales and Finance dealers typically offer their customers certain advantages over more traditional financing sources, such as less restrictive underwriting guidelines, flexible payment terms (including scheduling payments on a weekly or bi-weekly basis to coincide with a customer’s payday), and the ability to make payments in person, an important feature to individuals who may not have a checking account. For the year ended December 31, 2023, there were nearly 35.9 million overall used-car sales, approximately 46% of which were facilitated through independent used car dealerships.

Used Car Financing. The used car financing industry is served by traditional lending sources such as banks, savings and loans, and captive finance subsidiaries of automobile manufacturers, as well as by independent finance companies and Integrated Auto Sales and Finance dealers. Many loans that flow through the more traditional sources have historically ended up packaged in the securitization markets. Despite significant opportunities, many of the traditional lending sources have not historically been consistent in providing financing to individuals with limited credit histories or past credit problems. Traditional lenders have historically avoided this market because of its high credit risk and the associated collections efforts. However, beginning in 2012, funding for the deep subprime used car market increased significantly and has remained elevated compared to historic levels, likely due to the ultra-low interest rate environment combined with the historical credit performance of the used car financing market during and after the recession of the prior decade. However, as a result of the recent inflationary environment for used cars in particular, increased funding needs and costs, increased insurance costs and increased defaults, credit availability for used car financing has tightened. We expect this tighter financing environment to continue for the foreseeable future and believe the reduced availability of used vehicle financing will provide us an opportunity to gain market share and better serve an increasing customer base.

Business Strategy

We believe we are poised to expand our business and grow our market share using our time-tested business model that we have developed and continually refined for over 40 years, enhanced by improvements to our technology and core products to better serve our customers. This business strategy focuses on:

Selling Basic Transportation. We focus on selling basic and affordable transportation to our customers. We focus on providing a quality vehicle with affordable payment terms while maintaining relatively shorter-term lengths compared to others in the industry on our installment sales contracts (overall portfolio weighted average of 48.1 months).

Operating in Smaller Communities. As of July 31, 2024, over 70% of our dealerships were located in cities with populations of 50,000 or less. We believe that by operating in smaller communities we develop strong personal relationships, resulting in better collection results.

S-1

Maintaining a Decentralized Operation. Our dealerships operate on a decentralized basis. Each dealership is ultimately responsible for the quality of its vehicles, making sales contacts, making credit decisions with our loan origination system, and collecting the contracts it originates in accordance with established policies and procedures.

Cultivating Customer Relationships. We believe that developing and maintaining a relationship with our customers is critical to our success. A large percentage of sales at mature dealerships are made to repeat customers, and additional sales result from customer referrals. Our recently completed customer relationship management (“CRM”) initiative allows us to significantly increase and improve our marketing and customer supporting capabilities.

Collecting Customer Accounts. Collecting customer accounts is perhaps the single most important aspect of operating an Integrated Auto Sales and Finance used car business and is a focal point for dealership level and corporate office personnel on a daily basis.

Expanding Through Controlled Organic Growth and Strategic Acquisitions. We grow by increasing revenues at existing dealerships and opening or acquiring new dealerships.

Enhanced Management Talent and Experience. We seek to hire honest and hardworking individuals to fill entry-level positions, nurture and develop these associates, and promote them to managerial positions from within. We are also actively searching to fill key roles at the executive levels to continue to optimize our operations.

Business Strengths

We believe that we possess a number of strengths or advantages that distinguish us from most of our competitors. These business strengths include:

Scaled and Well Positioned in a Large and Fragmented Used Car Market. We operate in a large, fragmented market with an estimated annual used car sales volume of over 35 million units of which approximately 46% of sales occurred through independent used car dealerships. This market primarily comprises single-location dealerships that rely on word-of-mouth adverting and have limited economies of scale. As a well-established business with over 40 years of operating history, we believe there are several competitive factors that allow us to differentiate our business and continue to gain market shares including (i) the availability to offer financing to consumers with limited credit histories or past credit problems, (ii) a mature marketing campaign through television, radio, digital and social media in addition to the use of an external marketing firm, (iii) strong brand and franchise recognition with 156 dealerships in operation throughout the South-Central United States, (iv) central oversight ensuring each individual dealership is compliant with state and local government requirements and regulations, and (v) significant investment in technology that increases sales capacity and enhances operating efficiencies.

Total Used Car Units Sold

S-2

Total Used Car Dealerships

Proven Track Record of Generating Strong Positive Asset Returns. We have generated loans that have consistently produced positive cash-on-cash returns. Our loan pools have historically generated returns of over 60% prior to the COVID-19 pandemic and we believe they will continue to generate similar or even better returns, particularly in light of our recent implementation of advanced technologies and capabilities in underwriting systems and customer engagement.

Annual Cash-on-Cash Returns by Loan Origination Vintage

(1)	“Cash-on-cash returns” represents the return on cash invested on originated loans and calculated by total cash-in less cash-out divided by total cash-out.
(2)	2017 – 2020 pools’ returns reflect actual cash-on-cash returns.

Positive Market Tailwinds Underpinning Return to Growth and Profitability. We are poised to take advantage of various market tailwinds that would benefit our business including (i) the decline of used car prices after a spike during the COVID-19 pandemic, (ii) cooling inflation which has consistently dropped since April 2024, and (iii) heightened expectations of interest rate cuts in the near term. These trends reinforce our confidence in our return to growth and profitability through increased customer affordability leading to higher demand for used cars and enhanced sales volume and originations, improved gross profit margins and expanding access to credit.

S-3

Successful Execution of Key Initiatives and Implementation of Advanced Capabilities Across Loan Originations and Customer Engagement. We have a proven track record of successfully executing and delivering on our strategic initiatives ranging from dealership acquisitions, optimization of operating expense and implementation of new capabilities including our new loan origination system (“LOS”), enterprise resource planning (“ERP”) and CRM.

•	Dealership Acquisitions: We have completed five highly accretive dealership acquisitions since 2019. These acquisitions demonstrate our expertise in successfully completing and integrating high-performing dealerships with purchase prices strategically linked to earn-outs. We expect these acquisitions to collectively generate $125-150 million in annualized revenue individual dealerships selling 1.5x-6.0x more retail units than our legacy dealerships.

•	Optimization of Operating Expenses: We executed cost-cutting measures during fiscal year 2024 to optimize our selling, general & administrative (“SG&A”) costs and increase operational efficiency throughout the organization. As a result of these actions, our SG&A costs increased only 1.5% from 2023 to 2024 as compared to the 5-year average growth rate of 12.3% from 2019 to 2023.

•	Loan Origination System: One of our most significant developments is the implementation of a new loan origination system This modernized platform leverages advanced analytics to assess credit risk more accurately and efficiently. The automated, data-driven approach increases our sales capacity by shortening the approval and sales process while enabling well-informed lending decisions. The LOS has made us more agile, and we plan to add new functions such as a more predictive scorecard and risk-based pricing, which will allow us to offer competitive loan terms while minimizing the risk of defaults. This new system has already shown promising early results, reducing both the frequency and severity of defaults, amounting to a 18% reduction in cumulative credit losses relative to the losses incurred on static pools originated by our legacy system.

% Cumulated Net Losses (“CNL”) - Oct’23-Jan’24 Vintages

S-4

•	Enterprise Resource Planning: The versatile ERP program replaces the aging technology which both capped out growth and required an abundance of manual intervention. With more strategic planning of available resources, this new system provides us critical capacity for future growth by reducing back-office processes.

•	Customer Relationship Management: The CRM is a store-facing system that significantly enhances our marketing and customer support capabilities by offering visibility of customer touch points in one place.

Significant Incremental Growth and Expansion Opportunities Ahead. Following the successful execution of our recent strategic initiatives, we have identified and are ready to implement our next generation of growth strategies, including (i) outsourcing our vehicle service contract program to a third party, (ii) introducing companywide insurance program(s) to generate additional revenue and support uninsured or underinsured customers, (iii) strategically closing underperforming locations to redeploy capital efficiently, (iv) expanding our existing partnership with Cox Automotive, which is recognized as the world’s largest automotive services and technology provider, to drive better outcomes regarding vehicle acquisition, reconditioning, transportation, and remarketing activities, (v) continuing implementation and execution of LOS, ERP, CRM, operating expense optimization and strategic acquisitions, (vi) implementing our risk-based pricing to allow us to grow or maintain volume and reach a broader customer base while maintaining risk-adjusted returns and (vii) actively searching for experienced industry professionals to fill key roles in operations.

Experienced and Motivated Management and Board of Directors with Significant Alignment of Interests with the Shareholder Base. We have a strong senior management team with extensive experience in the automotive industry and expertise in understanding the unique needs and preferences of customers with limited credit histories or past credit problems. Our management team is driven to continuously innovate, embrace technology, explore avenues for growth, make a positive impact on our customers and drive value creation for our shareholders. The promotion of Douglas Campbell, who is a seasoned automotive industry expert, to Chief Executive Officer further underscores our management team’s capability. Our management team’s combined experience and motivation enable us to tailor our business strategies and operations to best serve our customers and create value for our shareholders.

Well-Capitalized with Access to Diversified Sources of Funding. We believe we can fund our planned growth with net income generated from operations supplemented by various external capital resources. To the extent external capital is needed to fund growth, we have traditionally relied on existing credit facilities, or renewals or replacements of those facilities, participated in the securitization market from time to time, when appropriate, or accessed the equity capital markets through a variety of products. Our current revolving credit facility has a balance of $184.8 million as of July 31, 2024, net of debt issuance costs of $1.1 million, with $340.0 million in total borrowing capacity, and we have completed over $1.4 billion in securitizations since 2022.

Corporate Information

We are a Texas corporation initially formed in 1981. Our operations are principally conducted through our two operating subsidiaries, Car-Mart of Arkansas and Colonial. Our principal executive offices are located at 1805 North 2nd Street, Suite 401, Rogers, Arkansas and our telephone number is (479) 464-9944. Our website address is www.car-mart.com. No portion of our website is incorporated by reference into this prospectus. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our website address is included in this prospectus supplement and accompanying prospectus as an inactive textual reference only. Our common stock trades on the Nasdaq Global Select Market under the symbol “CRMT”.

Recent Developments

On September 16, 2024 we entered into Amendment No. 8 (the “Amendment”) to the Third Amended and Restated Loan and Security Agreement, as amended (the “Original Agreement”) dated as of September 30, 2019, by and among the Company and its subsidiaries Colonial, Car-Mart of Arkansas and Texas Car-Mart, Inc. The Amendment made certain adjustments and modifications to the terms of the Original Agreement to, among other things, reduce the total permitted borrowings under the revolving line of credit by $20 million to $320 million. The Amendment requires us to maintain a minimum amount available to be drawn under the credit facilities, based on eligible finance receivables and inventory, of $20 million from October 15, 2024 onward. If the outstanding principal balance under the line of credit equals or exceeds $300 million, the Amendment requires us to maintain a minimum availability of $50 million. The Amendment further requires us to use the net proceeds of any junior capital raise of $50 million or more to pay down the then outstanding principal balance of the line of credit and to pay a fee to the lenders of 0.10% of the total permitted borrowings under the line of credit if we don’t complete that capital raise by October 31, 2024. The Amendment also made certain modifications to the fixed charge coverage ratio covenant under the Original Agreement and restricts us from making future repurchases of our common stock, in addition to the existing restrictions in the Original Agreement on other distributions to our shareholders. The Amendment also added Colonial Underwriting, Inc., an Arkansas corporation, as a new guarantor.

S-5

On September 16, 2024, Car-Mart of Arkansas, our principal operating subsidiary and a special purpose subsidiary of the Company also entered into an amendment to the loan and security agreement for our amortizing warehouse loan facility that amended the fixed charge coverage ratio covenant under that agreement to make it consistent with Amendment and further modified certain other financial covenants under the warehouse agreement.

S-6

THE OFFERING

Common stock to be offered by us	1,700,000 shares of common stock.

Common stock to be outstanding immediately following this offering	8,096,757 shares of common stock (or 8,351,757 shares if the underwriter exercises its option to purchase additional shares in full).

Option to purchase additional shares from us	The underwriter has an option to purchase up to an additional 255,000 shares of our common stock from us. The underwriter can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of Proceeds	We estimate that we will receive net proceeds of approximately $67.8 million (or approximately $78.2 million if the underwriter exercises its option in full to purchase 255,000 additional shares), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds from this offering to repay a portion of the $184.8 million balance on our revolving credit facilities. Any remaining proceeds will be used for general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Global Select Market symbol	“CRMT”

Certain of our directors, executive officers and their affiliates have agreed to purchase 257,161 shares of common stock in this offering. These investors will pay the same price per share as all other investors in this offering and the underwriter will receive the same discount on any shares of common stock purchased by such investors as it will from any other shares of common stock sold in this offering.

The number of shares of common stock that will be outstanding after this offering as shown above is based on 6,396,757 shares of common stock outstanding as of July 31, 2024 and excludes the following:

•	218,850 shares of common stock issuable upon exercise of outstanding awards under our equity plans as of July 31, 2024; and

•	746,667 shares of common stock issuable upon the exercise of options, warrants and rights outstanding as of July 31, 2024.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional shares of common stock.

S-7

RISK FACTORS

An investment in our securities involves significant risks. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Before you make an investment decision regarding the securities, you should carefully consider the risks and uncertainties in our most recent Annual Report on Form 10-K, and in any updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. The risks described in those documents are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of the securities.

We do not intend to pay future dividends on our common stock.

We historically have not paid cash dividends on our common stock and currently do not anticipate paying future cash dividends on our common stock. Any determination to pay future dividends and other distributions in cash, stock, or property by us in the future will be at the discretion of our Board of Directors and will be dependent on then-existing conditions, including our financial condition and results of operations and contractual restrictions. We are also limited in our ability to pay dividends or make other distributions to our shareholders without the consent of our lender. Therefore, stockholders should not rely on future dividend income from shares of our common stock.

Our common stock price may be volatile and could decline substantially.

The trading price of our common stock may experience wide fluctuations. The price of the common stock that will prevail in the market may be higher or lower than that of this offering depending on numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

•	actual or anticipated fluctuations in our operating results;
•	the absence of securities analysts covering us and distributing research and recommendations about us;
•	overall stock market fluctuations;
•	announcements concerning our business or those of our competitors;
•	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;
•	conditions or trends in the industry;
•	litigation;
•	changes in market valuations of other similar companies;
•	future sales of common stock;
•	departure of key personnel or failure to hire key personnel; and
•	general market conditions.

S-8

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and/or warrants, regardless of our actual operating performance.

We cannot assure you that the market price of our common stock will not decline. Accordingly, we cannot assure you that you will be able to sell your common stock at a price equal to or greater than the purchase price.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock adversely, our common stock price and trading volume could decline.

The trading market for our shares of common stock is influenced by many factors, including without limitation, the research reports that industry or securities analysts may publish about us, our business, our market, or our competitors. As of the date of this prospectus supplement, no analysts cover us, but, if any were to cover us and then adversely change their recommendation regarding our common stock, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

Our ability to use net operating loss and tax credit carryforwards and certain built-in losses to reduce future tax payments is limited by provisions of the Internal Revenue Code, and it is possible that certain transactions or a combination of certain transactions may result in material additional limitations on our ability to use our net operating loss and tax credit carryforwards.

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), contain rules that limit the ability of a company that undergoes an ownership change, which is generally any change in ownership of more than 50% of its stock over a three-year period, to utilize its net operating loss carryforwards and certain built-in losses recognized in years after the ownership change. These rules generally operate by focusing on ownership changes involving stockholders owning directly or indirectly 5% or more of the stock of a company and any change in ownership arising from a new issuance of stock by the company. Generally, if an ownership change occurs, the yearly taxable income limitation on the use of net operating loss carryforwards and certain built-in losses is equal to the product of the applicable long-term, tax-exempt rate and the value of the company’s stock immediately before the ownership change. As a result, following any such ownership change, we might be unable to offset our taxable income with losses, or our tax liability with credits, before such losses and credits expire, in which event we could incur larger federal and state income tax liabilities than we would have had we not experienced an ownership change.

We will use the net proceeds from this offering to repay a portion of our indebtedness and the remainder, if any, may be used in ways with which you may not agree or in ways which may not yield a return.

We intend to use the net proceeds from this offering to repay a portion of our indebtedness and the remainder, if any, for general corporate purposes. Consequently, our management will have broad discretion over the specific use of any remaining net proceeds and may use such proceeds in a way in which our investors disagree. See “Use of Proceeds” for additional information.

The failure by our management to apply and invest these funds effectively may not yield a favorable return to our investors and may adversely affect our business, results of operations, and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not use the net proceeds that we receive in this offering effectively, our business, results of operations, and financial condition could be adversely affected.

S-9

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $67.8 million (or approximately $78.2 million if the underwriter exercises its option in full to purchase 255,000 additional shares), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to repay a portion of the $184.8 million balance on our Loan Agreement, maturing September 30, 2025, and currently bearing an interest rate of approximately SOFR plus 3.50%. Any remaining proceeds will be used for general corporate purposes. Pending such use, we may temporarily invest the proceeds or use them to reduce indebtedness. We may also invest funds which are not required immediately in short-term marketable securities.

S-10

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend for the foreseeable future to continue our policy of retaining earnings to finance future growth. Payment of cash dividends in the future will be determined by our Board of Directors and will depend upon, among other things, our future earnings, operations, capital requirements, general financial condition, contractual restrictions that may exist, and such other factors as the Board of Directors may deem relevant. We are also limited in our ability to pay dividends or make other distributions to our shareholders without the consent of our lenders.

S-11

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxes and does not deal with foreign, state and local tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address U.S. federal tax consequences other than income taxes (such as the alternative minimum tax, the Medicare contribution tax on net investment income, the U.S. federal estate tax (except to the limited extent discussed below) or the special accounting rules under Section 451(b) of the Code). Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”), such as banks, financial institutions, insurance companies, tax-exempt organizations, governmental organizations, brokers, dealers or traders in securities, certain former citizens or long-term residents of the United States, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy, persons deemed to sell our common stock under the constructive sale provisions of the Code, persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code, persons who received our common stock pursuant to the exercise of an employee stock option or other compensatory transaction, tax-qualified retirement plans, qualified foreign pension funds as defined in Section 897(l)(2) of the Code, and partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein). Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is neither a U.S. Holder, a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation), nor an entity that is treated as a disregarded entity for U.S. federal income tax purposes (regardless of its place of organization or formation). A “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of such partner and the activities of the partnership. Partnerships and other entities or arrangements that are classified as partnerships for U.S. federal income tax purposes and persons holding our common stock through such partnerships are encouraged to consult with their own tax advisors regarding the possible implications of these rules.

S-12

Distributions

As indicated in the “Dividend Policy” section of this prospectus, we have never declared or paid dividends on our common stock and we currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate declaring or paying any dividends in the foreseeable future.

In the event that we do make a distribution, subject to the discussion below, distributions made on our common stock to a Non-U.S. Holder to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To obtain a reduced rate of withholding under a tax treaty, a Non-U.S. Holder generally must provide us with a properly executed applicable IRS Form W-8, or other appropriate form, certifying the Non- U.S. Holder’s entitlement to benefits under that treaty. In the case of a Non-U.S. Holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those persons holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, such Non-U.S. Holder may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce a Non-U.S. Holder’s adjusted basis in our common stock, but not below zero, and then will be treated as gain to the extent of any excess, and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.

Gain on Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period. In general, we would be a United States real property holding corporation if interests in U.S. real property comprised (by fair market value) at least half of our worldwide real property interests and our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation. If we are a United States real property holding corporation and our common stock is not regularly traded on an established securities market, a Non-U.S. Holder’s proceeds received on the disposition of shares will generally be subject to withholding at a rate of 15% and such Non-U.S. Holder’s gain recognized on the sale, exchange or other disposition of shares will be subject to tax at generally applicable U.S. federal income tax rates (which tax on such gain may be offset by amounts withheld from the proceeds from the disposition of such shares). Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a United States real property holding corporation.

S-13

A Non-U.S. Holder described in (a) above, will generally be required to pay tax on the net gain derived from the sale at regular U.S. federal income tax rates applicable to U.S. persons, and corporate Non-U.S. Holders described in (a) above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in (b) above, will be required to pay a flat 30% tax on the gain derived from the sale or such lower rate as may be specified by an applicable income tax treaty, which gain may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States).

Information Reporting Requirements and Backup Withholding

Generally, we must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed applicable IRS Form W-8 (and the applicable withholding agent does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, unless the holder provides a properly executed applicable IRS Form W-8 or otherwise meets documentary evidence requirements for establishing Non-U.S. Holder status (and the withholding agent does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Any amounts of tax withheld under the backup withholding rules may be allowed as a refund or credits against the tax liability of persons subject to backup withholding, provided that the required information is timely furnished to the IRS.

Additional Withholding and Reporting Requirements

Under Section 1471 through Section 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)), a U.S. federal withholding tax of 30% may apply to dividends and (subject to the proposed Treasury Regulations described below) the gross proceeds of a disposition of our common stock paid to a foreign financial institution (as specifically defined by applicable rules ) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). This U.S. federal withholding tax of 30% will also apply to dividends and (subject to the proposed Treasury Regulations described below) the gross proceeds of a disposition of our common stock to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. The withholding tax under FATCA will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

S-14

The abovementioned rules currently apply to dividend payments on our common stock. Withholding under FATCA also would have applied to payments of gross proceeds from the disposition of our common stock, but proposed Treasury Regulations (upon which taxpayers are entitled to rely until final Treasury Regulations are issued) eliminate FATCA withholding on payments of gross proceeds. Prospective investors should consult their own tax advisors regarding the possible impact of the FATCA rules on their investment in our common stock, and the possible impact of the FATCA rules on the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax.

U.S. Federal Estate Tax

An individual Non-U.S. Holder who is treated as the owner of, or has made certain lifetime transfers of, an interest in our common stock will be required to include the value thereof in his or her gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise, even though such individual was not a citizen or resident of the United States at the time of his or her death. Each Non-U.S. Holder should consult with their own tax advisor with respect to the application of the U.S. federal estate tax rules to an investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW.

S-15

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated September 19, 2024, between us and Jefferies LLC, as underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the entire 1,700,000 shares of common stock offered by this prospectus:

Underwriter	Number of Shares
Jefferies LLC	1,700,000

Total	1,700,000

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of common stock if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter is offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriter has advised us that it proposes to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriter, at that price less a concession not in excess of $1.33412 per share of common stock. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$43.00	$43.00	$73,100,000.00	$84,065,000.00
Underwriting discounts and commissions paid by us	$2.22353	$2.22353	$3,780,001.00	$4,347,001.15
Proceeds to us, before expenses	$40.77647	$40.77647	$69,319,999.00	$79,717,998.85

S-16

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1,500,000. We have agreed to reimburse the underwriter for certain expenses related to this offering, including fees and disbursements of counsel to the underwriter for FINRA (up to $15,000) and state securities or blue sky law matters (up to $5,000) and other ancillary fees and expenses incurred by the underwriter in connection with this offering.

Right of First Refusal

For a period of six months following our termination of the engagement of the underwriter, the underwriter shall have the right, but not the obligation, to act as sole bookrunning manager, sole placement agent, and or sole sales agent in any and all sales of our common equity securities in an offering registered under the Securities Act.

Insider Participation

Certain of our directors, executive officers and their affiliates have agreed to purchase 257,161 shares of common stock in this offering. These investors will pay the same price per share as all other investors in this offering and the underwriter will receive the same discount on any shares of common stock purchased by such investors as it will from any other shares of common stock sold in this offering.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “CRMT.”

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 255,000 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.

No Sales of Similar Securities

We and our officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or
•	otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or
•	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of the underwriter.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement (the “Lock-up Period”).

Notwithstanding the foregoing, the securityholder may transfer shares of common stock: (i) by a bona fide gift or gifts; (ii) by will or intestacy; (iii) to any trust for the direct or indirect benefit of such holder or a family member; (iv) to any family member; (v) by operation of law pursuant to a court order or a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union; (vi) to any financial institution upon foreclosure by such financial institution of any shares of common stock or securities convertible into or exercisable for common stock pledged pursuant to a bona fide loan or indebtedness transaction as of the date hereof; (vii) to the Company in connection with the exercise, vesting, exchange or settlement of options, warrants or other rights to acquire shares of common stock, including any security convertible into, exchangeable for or that represent the right to receive shares of common stock, in accordance with their terms (including the vesting or settlement of restricted stock units and including, in each case, by way of net exercise and/or to cover withholding tax obligations in connection with such exercise, vesting, exchange or settlement) pursuant to an employee benefit plan, option, warrant or other right disclosed in this prospectus supplement; provided, in the case of clauses (i) - (vi), that (x) each transferee executes and delivers to the underwriter a lock-up agreement and (y) such transfer shall not involve a disposition for value; provided, further, in the case of clauses (i) – (vii), no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be made voluntarily during the Lock-up Period, and if the holder is required to file a report under Section 16 of the Exchange Act reporting a change in beneficial ownership during the Lock-Up Period, the holder shall include a statement in such report indicating the circumstances of such transfer.

The underwriter may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the Lock-up Period.

S-17

Stabilization

The underwriter has advised us that it, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, the underwriter will receive a fee of $1,000,000 for facilitating amendments to the Company's and its subsidiaries' loan facilities. In addition, we have entered into an engagement letter with the underwriter to act as capital markets advisor and sole and exclusive manager, bookrunner, placement agent, syndication agent, arranger, underwriter, initial purchaser, lender and/or administrative agent as the case may be, in connection with any private placement of any debt or equity securities or any new institutional loan financing (excluding existing facilities). The underwriter will be entitled to customary fees based on percentages of proceeds available from such transactions and minimums in amounts that have been agreed between us and the underwriter. If we determine, following the consummation of such a transaction, during the term of the engagement letter or the 12 month period following the termination of the engagement letter, to pursue any high yield, bond, mezzanine or other institutional term loan financing, then Jefferies shall have the right, but not the obligation, to act as left lead bookrunning manager, left lead placement agent and/or left lead arranger for a customary fee.

S-18

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below.

Accordingly, if you receive this prospectus supplement in Australia, you confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	“sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

(A) Resale Restrictions

The distribution of common shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of our common shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of common shares.

S-19

(B) Representations of Canadian Purchasers

By purchasing our common shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our common shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 - Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 - Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of common shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in our common shares in their particular circumstances and about the eligibility of our common shares for investment by the purchaser under relevant Canadian legislation.

European Economic Area

In relation to each Member State of the European Economic Area (each a Relevant State), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

S-20

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

None of our common shares have been offered or sold, and none of our common shares may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to our common shares has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to our common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and our common shares may not be offered for subscription to members of the public in Hong Kong. Each person acquiring our common shares will be required, and is deemed by the acquisition of our common shares, to confirm that he is aware of the restriction on offers of our common shares described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any of our common shares in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriter will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

S-21

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our common shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

(i)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act and will not be listed or admitted to trading on the SIX Swiss Exchange or on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to the Financial Services Act, and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or FSMA.

Provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

S-22

LEGAL MATTERS

Certain legal matters in connection with this offering and the validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Mayer Brown LLP. White & Case LLP, New York, New York is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The audited consolidated financial statements of America’s Car-Mart, Inc. and subsidiaries and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. For further information pertaining to us and the securities offered in this prospectus supplement, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CRMT.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://www.car-mart.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. We have included our website address in this prospectus supplement solely as an inactive textual reference. Information on, or than can be accessed through, our website is not incorporated into this prospectus supplement or other securities filings and is not a part of these filings.

S-23

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including filings made after the date of the initial registration statement, until we sell all of the shares covered by this prospectus supplement or the sale of shares by us pursuant to this prospectus supplement is terminated. In no event, however, will any of the information that we furnish to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than file with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document. The documents we incorporate by reference are:

•	Annual Report on Form 10-K for the fiscal year ended April 30, 2024, including the information incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2024 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the period ended July 31, 2024, filed with the SEC on September 16, 2024;

•	our current reports on Form 8-K filed with the SEC on June 27, 2024, July 18, 2024 and September 18, 2024; and

•	the description of our common stock, par value $0.01 per share, as contained in Exhibit 4.1 to the Annual Report on Form 10-K for the fiscal year ended April 30, 2024 including any amendment or report filed under the Exchange Act for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Corporate Profile” section of our website (https://www.car-mart.com/) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

America’s Car-Mart, Inc.

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

Attn: Corporate Secretary

(479) 464-9944

Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

S-24

PROSPECTUS

America’s Car-Mart, Inc.

$400 Million

of

Common Stock

Preferred Stock

Debt Securities

Rights

Warrants

We may offer and sell, from time to time, in one or more offerings, any combination of securities that we describe in this prospectus having a total initial offering price not exceeding $400 million.

This prospectus provides you with a general description of the securities that we may offer. We will file prospectus supplements and may provide other offering material at later dates that will contain specific terms of each issuance or sale of securities. These supplements may also add, update or change information contained in this prospectus.

You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CRMT.” On June 26, 2023, the last reported sale price of our common stock on the NASDAQ Global Select Market was $95.30 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 3 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

This prospectus is dated August 14, 2023.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

We may provide a prospectus supplement containing specific information about the amounts, prices and terms of the securities for a particular offering. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless otherwise stated or the context otherwise requires, all references to “America’s Car-Mart, Inc.,” “the Company,” “we,” “our,” “us” and similar terms refer to America’s Car-Mart, Inc. and its consolidated subsidiaries. Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

FORWARD-LOOKING STATEMENTS

Some of the statements and assumptions in this Form S-3 are forward-looking statements. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those in the forward-looking statements. In some cases you can identify forward-looking statements by words such as “anticipate,” “expect,” “believe,” “estimate,” “plan,” “intend,” “may,” “could,” “should,” “will” and “would” or other similar words. You should read statements that contain these words carefully because they discuss our future expectations, events, objectives, plans or goals or may contain projections of our future results of operations or financial position or state other “forward-looking” information. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. For examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, see the documents described in the section below captioned “Risk Factors.”

Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

1

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may review the registration statement and any document we file with the SEC by accessing the website maintained by the SEC at https://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at https://www.car-mart.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our internet website copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we filed with the SEC (in each case excluding any portion of such documents that have been furnished to and deemed not to be filed with the SEC):

•	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the SEC on June 26, 2023.

•	The description of our common stock contained our Registration Statement on Form 10 filed with the Commission on December 23, 1986, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended April 30, 2021, filed with the SEC on July 2, 2021, including any amendment or report filed for the purpose of updating such description.

In addition, all documents and reports that we subsequently file with the SEC (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the effectiveness of such registration statement until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated shall be deemed to be incorporated in this prospectus by reference. Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

You may request a copy of any documents incorporated by reference herein, at no cost, by writing or calling us at the following address:

America’s Car-Mart, Inc.

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

Attn: Corporate Secretary

(479) 464-9944

2

THE COMPANY

We are one of the largest publicly held automotive retailers in the United States focused exclusively on the “Integrated Auto Sales and Finance” segment of the used car market. We primarily sell older model used vehicles and provide financing for substantially all of our customers. Many of our customers have limited financial resources and would not qualify for conventional financing as a result of limited credit histories or past credit difficulties. As of April 30, 2023, we operated 156 dealerships located primarily in small cities throughout the South-Central United States. Our operations are principally conducted through its two operating subsidiaries, America’s Car Mart, Inc., an Arkansas corporation (“Car-Mart of Arkansas”), and Colonial Auto Finance, Inc., an Arkansas corporation (“Colonial”).

We are a Texas corporation with our corporate and administrative offices in Rogers, Arkansas.

Our principal executive offices are located at 1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756, and our telephone number is (479) 464-9944. Our website is https://www.car-mart.com/. The information contained on, or accessible through, our website is not a part of this registration statement.

RISK FACTORS

An investment in our securities involves significant risks. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Before you make an investment decision regarding the securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in any updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks described in those documents are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the proceeds from the sale of the securities described in this prospectus for general corporate purposes. Pending such use, we may temporarily invest the proceeds or use them to reduce indebtedness. We may also invest funds which are not required immediately in short-term marketable securities. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

3

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, debt securities, rights and warrants that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

When we use the terms “security” or “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and certain provisions of the Company’s Articles of Incorporation, as amended (“Articles”), Amended and Restated Bylaws, as amended (“Bylaws”), and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of the Company’s Articles and Bylaws, copies of which have been filed with the SEC. It also summarizes relevant portions of the Texas Business Organizations Code, which we refer to as Texas law. Since the terms of our Articles, Bylaws and Texas law are more detailed than the general information provided below, we urge you to read the actual provisions of those documents and Texas law. The following summary of our capital stock is subject in all respects to Texas law, our Articles and our Bylaws. If you would like to read our Articles or Bylaws, these documents are on file with the SEC, as described under the heading “Where You Can Find More Information.”

General

The Company is authorized to issue up to 50,000,000 shares of common stock, par value $0.01 per share, and up to 1,000,000 shares of preferred stock, par value $0.01 per share. Each share of the Company’s common stock has the same relative rights as, and is identical in all respects to, each other share of the Company’s common stock.

The Company’s common stock is listed on the NASDAQ Global Select Market. The outstanding shares of the Company’s common stock are fully paid and non-assessable.

Common Stock

Dividend Rights. Subject to such preferential rights as the Board of Directors of the Company (the “Board”) may grant in connection with future issuances of preferred stock, holders of shares of common stock are entitled to receive such dividends as the Board may declare in its discretion out of funds legally available therefor. Under the Company’s Bylaws, the Board may declare dividends at any regular or special meeting, and dividends may be paid in cash, in property, or in shares of the capital stock, subject to any provisions of the Articles.

Voting Rights.  Holders of shares of common stock are entitled to elect all of the members of the Board, and such holders are entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Company. Each director shall be elected by a majority of the votes cast with respect to that director at the annual meeting. However, if the number of nominees is greater than the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the annual meeting. All other matters require the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present. Holders of the Company’s common stock do not have cumulative voting rights.

Liquidation and Dissolution. Holders of shares of common stock are entitled to share ratably in any distribution made to holders of common stock in the event of a liquidation, dissolution or winding up of the Company after payment of liabilities and any liquidation preference on any shares of preferred stock then outstanding.

Other Rights. Holders of shares of common stock have no preemptive rights, nor do they have any conversion, preemptive or other rights to subscribe for additional shares or other securities. There are no redemption or sinking fund provisions with respect to such shares.

Modification of Rights. The Board, acting by a majority vote of the members present and without shareholder approval, may amend the Company’s Bylaws and may issue additional shares of the Company’s common stock and shares of the Company’s preferred stock under terms determined by the Board as described below under “Preferred Stock.” Rights of holders of the Company’s common stock may not otherwise be modified by less than a majority vote of the common stock outstanding.

4

Preferred Stock

The Board is authorized, without further action of the shareholders of the Company, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the number of shares constituting any such series and the rights and preferences thereof, including dividend rates, terms of redemption (including sinking fund provisions), redemption price or prices, voting rights, conversion rights and liquidation preferences of the shares constituting such series. The issuance of preferred stock by the Board could adversely affect the rights of holders of common stock. For example, an issuance of preferred stock could result in a class of securities outstanding with preferences over the common stock with respect to dividends and liquidations, and that could (upon conversion or otherwise) enjoy all of the rights appurtenant to common stock.

The Company has no present plans to issue any shares of the preferred stock.

Anti-Takeover Provisions of the Company’s Articles, Bylaws and Texas Law

The Company’s authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Stock Market. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of a majority of the Company’s common stock by means of a proxy contest, tender offer, merger or otherwise.

As discussed above, the ability to designate and issue preferred stock makes it possible for the Board, without approval of the shareholders, to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire the Company or otherwise effect a change in control of the Company. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company. Such provisions may also impede or discourage transactions that some, or a majority, of the Company’s shareholders might believe to be in their best interests, or in which the Company’s shareholders might receive a premium for their shares of common stock over the market price for such shares.

If the Company meets the definition of an “issuing public corporation,” provisions of Texas law also may discourage, delay or prevent someone from acquiring or merging with the Company, which may cause the market price of the Company’s common stock to decline. Under Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code, a Texas issuing public corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with an affiliated shareholder, or an affiliate or associate of an affiliated shareholder, unless:

•	the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•	the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

Under Texas law, a shareholder who beneficially owns more than 20% of the Company’s outstanding voting stock or who during the preceding three-year period was the beneficial owner of 20% or more of the Company’s outstanding voting stock is an affiliated shareholder. An “issuing public corporation” means a domestic corporation that has: (i) 100 or more shareholders of record as shown by the share transfer records of the corporation; (ii) a class or series of the corporation’s voting shares registered under the Securities Exchange Act of 1934, as amended; or (iii) a class or series of the corporation’s voting shares qualified for trading on a national securities exchange.

5

Other provisions of Texas law and the Company’s Bylaws may have the effect of delaying or preventing a change in control or acquisition, whether by means of a tender offer, business combination, proxy contest, or otherwise. Texas law requires that a change in control generally be approved by the holders of two thirds of the outstanding votes, rather than a mere majority. The Company’s Bylaws include certain procedural requirements governing the nomination of directors and proposals of other business by shareholders and shareholder meetings. These provisions could have the effect of delaying or preventing a change in control or management of the Company.

Limitation of Liability and Indemnification

The Company’s Articles provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that such provision shall not eliminate or limit the liability of a director for (a) a breach of the director’s duty of loyalty to the Company or its shareholders; (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (d) an act or omission for which the liability of a director is expressly provided by an applicable statute. In appropriate circumstances, equitable remedies or non-monetary relief, such as an injunction, will remain available to a shareholder seeking redress from a violation of fiduciary duty. In addition, the provision applies only to claims against a director arising out of his or her role as a director and not in any other capacity (such as an officer or employee of the Company).

The Company’s Bylaws provide that directors and officers of the Company will be indemnified by the Company to the fullest extent authorized by Texas law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company.

Transfer Agent and Registrar

Securities Transfer Corporation acts as the transfer agent and registrar for the common stock.

6

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms and provisions of the debt securities we may offer under this prospectus and one or more prospectus supplements. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may issue senior, senior subordinated, or subordinated debt securities. Senior securities will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. Senior subordinated securities will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated indebtedness. Subordinated securities will be subordinated in right of payment to senior subordinated securities.

We need not issue all debt securities of one series at the same time. Unless we provide otherwise, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We will issue the senior debt securities and senior subordinated debt securities under a senior indenture, which we will enter into with the trustee to be named in the senior indenture, and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We use the term “indenture” or “indentures” to refer to both the senior indenture and the subordinated indenture. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and we may supplement the indenture from time to time. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. We have filed a form of indenture as an exhibit to this registration statement, of which this prospectus forms a part. The terms of the senior indenture and subordinated indenture will be substantially similar, except that the subordinated indenture will include provisions pertaining to the subordination of the subordinated debt securities and senior subordinated debt securities to the senior debt securities and any of our other senior securities. The following statements relating to the debt securities and the indenture are summaries only, are subject to change, and are qualified in their entirety to the detailed provisions of the indenture, any supplemental indenture, and any prospectus supplements.

General

The debt securities will be our direct obligations. We may issue debt securities from time to time and in one or more series as we may establish by resolution or as we may establish in one or more supplemental indentures. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series. We may issue debt securities with terms different from those of debt securities that we previously issued.

We may issue debt securities from time to time and in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, relating to any series of debt securities being offered, the initial offering price and the following terms of the debt securities:

•	the title of the debt securities;

•	the series designation and whether they are senior securities, senior subordinated securities, or subordinated securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate amount of the series of debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon the maturity of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index, or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, and any regular record date for the interest payable on any interest payment date;

7

•	the place where principal, interest, and any additional amounts will be payable and where the debt securities can be surrendered for transfer, exchange, or conversion;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, preferred stock, or any other security or property;

•	if convertible, the initial conversion price, the conversion period, and any other terms governing such conversion;

•	any subordination provisions or limitations relating to the debt securities;

•	any sinking fund requirements;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	whether we will issue the debt securities in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•	the designation of the currency, currencies, or currency units in which payment of principal of, premium, and interest on the debt securities will be made;

•	if payments of principal of, and interest and any additional amounts on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, and interest and any additional amounts on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index, or financial index;

•	any applicability of the defeasance provisions described in this prospectus or any prospectus supplement;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities in respect of any tax, assessment, or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner, and place for them to be authenticated and delivered;

•	any securities exchange on which we will list the debt securities;

•	any restrictions on transfer, sale, or other assignment;

•	any provisions relating to any security provided for the debt securities;

8

•	any provisions relating to any guarantee of the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for or convertible into shares of our common stock or other securities or property. The terms, if any, on which the debt securities may be exchanged for or converted into shares of our common stock or other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock or other securities or property to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting, and other considerations applicable to original issue discount securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and interest and any additional amounts on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms, and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and any covenants applicable to the debt securities being offered.

Payments and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and interest and any additional amounts on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder, or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Form, Transfer, and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a depositary that will be named in the prospectus supplement or a nominee of the depositary (as a “book-entry debt security”), or a certificate issued in definitive registered form (as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. Certificated debt securities may be transferred or exchanged by the holder at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Certificated debt securities and the right to receive the principal of, and interest and any additional amounts on, certificated debt securities may be transferred only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder, or we or the trustee will issue a new certificate to the new holder.

9

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants.

Except as described in this prospectus or any applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities, and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee, and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and interest and any additional amounts on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee, and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming, or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Merger, Consolidation, and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, we may not merge with or into or consolidate with, or convey, transfer, or lease all or substantially all of our properties and assets to, any person (a “successor person”), and we may not permit any person to merge into, or convey, transfer, or lease its properties and assets substantially as an entirety to us, unless the following applies:

•	either (a) the Company is the surviving entity or (b) the successor person is a corporation, partnership, trust, or other entity organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions that may be set forth in the applicable prospectus supplement are met.

10

This covenant would not apply to any recapitalization transaction, a change in control of us, or a transaction in which we incur a large amount of additional debt unless the transactions or change in control included a merger, consolidation, or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change in control of us, or a transaction in which we incur a large amount of additional debt.

Events of Default under the Indenture

Unless we provide otherwise in the applicable prospectus supplement, an “event of default” will mean, with respect to any series of debt securities, any of the following:

•	the Company defaults in the payment of interest on any security of that series or any coupon appertaining thereto or any additional amount payable with respect to any security of that series when the same becomes due and payable and such default continues for a period of 30 days;

•	the Company defaults in the payment of the principal of or any premium on any security of that series when the same becomes due and payable at its maturity or on redemption or otherwise, or in the payment of a mandatory sinking fund payment when and as due by the terms of the securities of that series, and in each case such default continues for a period of 10 days;

•	the Company defaults in the performance of, or breaches, any covenant or warranty of the Company in the indenture with respect to any security of that series (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with elsewhere in the events of default provisions of the indenture) and such default or breach continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

•	the Company pursuant to or within the meaning of any bankruptcy law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors;

•	a court of competent jurisdiction enters an order or decree under any bankruptcy law that (A) is for relief against the Company in an involuntary case, (B) appoints a custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 90 days; or

•	any other event of default provided with respect to debt securities of that series that is included in any supplemental indenture or is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency, or reorganization), then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

11

At any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving the following:

•	our failure to pay the principal of, and interest and any additional amounts on, any debt security; or

•	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a responsible officer of the trustee unless the default has been cured or waived. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any holder of any such outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability, or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may, however, refuse to follow any discretion that conflicts with the indenture or any law or which may be unduly prejudicial to the holders of the debt securities of the applicable series not joining in the discretion.

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, except as provided in the subordination provisions, if any, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest or additional amounts on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture.

12

Modification of Indenture and Waiver

Except as specified below, modifications and amendments to the indenture require the approval of not less than a majority in principal amount of our outstanding debt securities.

Changes Requiring Unanimous Approval. We and the trustee may not make any modification or amendment to the indenture without the consent of the holder of each affected debt security then outstanding if that amendment will have any of the following results:

•	change the time for payment of principal of or interest on any debt security;

•	reduce the amounts of principal of or interest on any debt security;

•	reduce the amount of any premium payable upon the redemption of any debt security;

•	reduce the amount payable upon acceleration of the maturity of any original issue discount debt security or any debt security payable in accordance with an index, formula or other method;

•	change the currency of payment on any debt security;

•	impair the right to initiate suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture, to waive compliance with certain provisions of an indenture, or to waive certain defaults; or

•	modify the provisions relating to waiver of certain defaults or modifications of the indenture and debt securities, other than to increase any percentage of holders required for such waivers and modifications, or to provide that other provisions of the indenture and debt securities may not be modified without consent of each affected holder.

Changes Not Requiring Approval of Debt Holders. We and the trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture, or to comply with any SEC requirement in connection with the qualification of the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change, or eliminate any provisions of the indenture affecting debt securities not yet issued;

•	to secure previously unsecured debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock, or other securities or property;

•	to provide for the electronic delivery of supplemental indentures or debt securities of any series;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

•	to correct or supplement any inconsistent provisions or to cure any ambiguity or correct any mistake in the indenture or any debt securities; or

•	to make any other provisions with respect to matters or questions arising under the indenture, as long as such action does not materially adversely affect holders of the debt securities.

13

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series; to replace stolen, lost, or mutilated debt securities of the series; and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described below under the caption “Covenant Defeasance and Events of Default”), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal, interest, and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants. Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in the applicable prospectus supplement. The conditions include, among others, the following:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized independent accounting or investment banking firm, to pay principal, interest, and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

If we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government for the payment of which obligations the full faith and credit of that government is pledged, which are not callable or redeemable at the option of the issuer thereof.

14

Guarantees

Our payment obligations under any series of debt securities may be guaranteed by us or one or more of our subsidiaries. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of the following:

•	the indebtedness ranking senior to the debt securities being offered;

•	any restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	any restrictions on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion and Exchange Rights

The applicable prospectus supplement will describe the terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock, or other securities or property of our Company. These terms will include the following:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder, or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

•	the means of calculating the number of shares of our common stock, preferred stock, or other securities or property of our Company to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations, or similar transactions, as set forth in the applicable prospectus supplement.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

If less than all the debt securities of any series are to be redeemed or purchased in an offer to purchase at any time, the trustee will select the debt securities of that series to be redeemed or purchased in such manner as the trustee deems fair and appropriate.

Except as otherwise provided as to any particular series of debt securities, at least 15 days but not more than 60 days before a redemption date, we or the trustee will mail a notice of redemption to each holder whose debt securities are to be redeemed. From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

15

DESCRIPTION OF RIGHTS

In this section, we describe the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the right to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Documents Incorporated by Reference” and “Where You Can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

16

DESCRIPTION OF WARRANTS

We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms. If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•	the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each share of preferred stock;

•	the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants. Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

17

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Documents Incorporated by Reference” and “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

[Remainder of this page left blank intentionally.]

18

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be consummated in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Stock Market in the case of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each time that this prospectus is used to sell our securities, we will also provide an accompanying prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the public offering price;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or re-allowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If underwriters are used in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If dealers are used in the sale of securities, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. Offers to purchase the securities directly may be solicited, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If agents are used in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. Such transactions may be effected on the NASDAQ Stock Market or otherwise. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

19

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in the common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Any underwriters, dealers and agents that participate in any distribution of securities will be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act.

Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions specially approved by us. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities. Our common stock is listed on the NASDAQ Stock Market. Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., Little Rock, Arkansas. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

20

1,700,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Jefferies

September 19, 2024